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                         10 State House Square               MICHAEL J. GIOFFRE*
                         Hartford CT  06103-3602             Assistant General
                                                             Counsel
                                                             Aeltus Legal, SH11

                                                             Phone: 860/275-3252
                                                             Fax:   860/275-2158
                                                             E-mail:
                                                             gioffrem@aeltus.com

April 26, 2001                                               *(Admitted only in
                                                               NJ and PA)

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Attention: Filing Desk

Re:   AETNA VARIABLE PORTFOLIOS, INC.
      POST-EFFECTIVE AMENDMENT NO. 14 TO
      REGISTRATION STATEMENT ON FORM N-1A
      (FILE NO. 333-05173 AND 811-7651)


Dear Sir or Madam:

The undersigned serves as counsel to Aetna Variable Portfolios, Inc., a Maryland corporation (the "Company"). It is my understanding that the Company has registered an indefinite number of shares of beneficial interest under the Securities Act of 1933 (the "1933 Act") pursuant to Rule 24f-2 under the Investment Company Act of 1940 (the "1940 Act").

Insofar as it relates or pertains to the Company, I have reviewed the prospectus and the Company's Registration Statement on Form N-1A, as amended to the date hereof, filed with the Securities and Exchange Commission under the 1933 Act and the 1940 Act, pursuant to which the Shares will be sold (the "Registration Statement"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and other instruments I have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

Based upon the foregoing, and assuming the securities are issued and sold in accordance with the provisions of the Company's Articles of Incorporation and the Registration Statement, I am of the opinion that the securities will when sold be legally issued, fully paid and nonassessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement.


Sincerely,

/s/ Michael Gioffre

Michael Gioffre